EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement on Form SB-2 of our report dated February 12, 2004, relating to the financial statements of Atomic Paintball, Inc. as of and for the years ended December 31, 2003 and 2002, which report includes an explanatory paragraph as to an uncertainty with respect to the Company's ability to continue as a going concern, and to the reference to our firm under the caption "Experts" in the Prospectus.





                              /s/ KBA Group LLP



                              Dallas, Texas
                              July 30, 2004